Exhibit 3.49

FILED In the Office of the Secretary of State of Texas APR 10 2002 Corporations Section

ARTICLES OF ORGANIZATION

OF

COLORADO COUNTY SAND & GRAVEL CO., L.L.C.

The undersigned, acting as organizer of a limited liability company under the Texas Limited Liability Company Act (Article 1528n of V.A.T.S.), does hereby adopt the following Articles of Organization for such Limited Liability Company.

ARTICLE I. - NAME

The name of the Limited Liability Company is COLORADO COUNTY SAND & GRAVEL CO., L.L.C. Such Limited Liability Company is referred to below as the Company.

ARTICLE II. - PERIOD OF DURATION

The period of duration of this Company is perpetual from the date of the issuance of its Certificate of Organization by the Secretary of State of Texas, or until the earlier dissolution of the Company in accordance with the provisions of these Articles of Organization or the Company’s regulations not in conflict with these Articles of Organization as filed with the Secretary of State of the State of Texas.

ARTICLE III. - REGISTERED OFFICE.

The registered office of the Limited Liability Company shall be 2101 North Mechanic, P.O. Box 308, El Campo, Wharton County, Texas 77437, and the name of its initial registered agent at such address is Edmund A. Weinheimer, Jr..

ARTICLE IV. - MAILING ADDRESS.

The mailing address of the principal place of business of the Limited Liability Company in Texas is P.O. Box 866, El Campo, Texas 77437.

ARTICLE V. - CLASSES OF MEMBERS

The Regulations may establish classes or groups of one or more Members having certain expressed relative rights, powers, and duties, including voting rights, and may provide for additional classes or groups of members having certain relative rights, powers, or duties, including voting rights, expressed either in the Regulations or at the time of creation. The rights, powers, or duties of a class or group may be senior to those of one or more existing classes or groups of Members.

ARTICLE VI. - ADDITIONAL MEMBERS

The Members may admit additional Members by majority vote of the entire membership.

ARTICLE VII. - DEATH, RETIREMENT, RESIGNATION, EXPULSION,

BANKRUPTCY, OR DISSOLUTION OF A MEMBER

(A) A Member may withdraw from a Limited Liability Company at the time or on the occurrence of events specified in the Regulations. Except as otherwise provided by this Act, the Articles of Organization or the Regulations, on withdrawal, any withdrawing Member is entitled to receive, within a reasonable time after withdrawal, the fair value of that Member’s interest in the Limited Liability Company as of the date of withdrawal.

(B) The remaining Members of the Limited Liability Company to continue the business on the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Limited Liability Company shall be as follows: such remaining Members shall continue the Limited Liability Company if, by majority vote, they elect to do so.

ARTICLE VIII. - PURPOSES

The purpose for which the Company is organized is to conduct and transact any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which limited liability companies may be organized under the Texas Limited Liability Company Act, including but not limited to, the purchase, development, hauling, transporting, sale, service, lease and management of personal and real properties of all kinds and descriptions.

ARTICLE IX. - POWERS

The powers of the Limited Liability Company are to:

(A) Sue or be sued, or complain and defend, in its name;

(B) Purchase, take, receive, lease, or otherwise acquire, own, hold, manage, improve or use, or otherwise deal in or with, real or personal property, or an interest in real or personal property, wherever situated;

(C) Sell, convey, mortgage, pledge, create a security interest in, lease, exchange or transfer, or otherwise dispose of, all or any part of its property or assets;

(D) Purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend or pledge, or otherwise dispose of, or otherwise use or deal in or with:

(1) Shares or other interests in or obligations of other foreign or domestic limited liability companies, domestic or foreign corporations, associations, general or limited partnerships, or individuals; or

(2) Direct or indirect obligations of the United States or any other government, state, territory, governmental district, or municipality or of any instrumentality thereof;

(E) Make contracts or guarantees or incur liabilities, borrow money at such rates of interest as the Limited Liability Company may determine; issue its notes, bonds, and other obligations, or secure any of its obligations by mortgage or pledge of all or any part of its property, franchises, and income; provided that:

(1) No contract or transaction between the Limited Liability Company and one or more of its Managers or Officers, or between Limited Liability Company and any other limited liability company, corporation, partnership, association, or other organization in which one or more of its Managers or Officers are Managers, directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the Manager or Officer is present at or participates in the meeting of Managers or of a committee of Managers which authorizes the contract or transaction, or solely because such Manager’s or Managers’ votes are counted for such purpose, if:

(a) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Managers or the committee, and the Managers or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Managers, even though the disinterested Managers be less than a quorum; or

(b) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Members; or

(c) The contract or transaction is fair as to the Limited Liability Company as of the time it is authorized, approved, or ratified by the Managers, a committee thereof, or the Members.

(2) Common or interested Managers may be counted in determining the presence of a quorum at a meeting of the Managers or of a committee which authorizes the contract or transaction.

(F) Lend money for any lawful purpose, invest or reinvest its funds, or take and hold real or personal property as security for the payment of funds so loaned or invested;

(G) Conduct its business, carry on its operations and have offices, and exercise the powers granted by the Texas Limited Liability Company Act within or without this state;

(H) Elect or appoint Manager(s) and agents of the Limited Liability Company, define their duties, and fix their compensation;

(I) Make and alter its Bylaws, not inconsistent with its Articles of Organization or with the laws of this state, for the administration and regulation of the affairs of the Limited Liability Company;

(J) Make donations to the public welfare or for charitable, scientific or educational purposes;

(K) Indemnify a Member or Manager or any other person to the same extent as a corporation may indemnify any of the directors, officers, employees or agents of the corporation against expenses actually and reasonably incurred by the Member or Manager in connection with the defense of an action, suit or proceeding, whether civil or criminal, in which the Member or Manager is made a party;

(L) Cease its activities and surrender its Certificate or Organization;

(M) Have and exercise all powers necessary or convenient to effect any or all of the purposes for which the Limited Liability Company is organized;

(N) Transact any lawful business which the Members or the Manager(s) find to be in aid of governmental policy;

(O) Pay pensions and establish pension plans, profit-sharing plans and other incentive plans for any or all of its Manager(s) and employees;

(P) Be a promoter, incorporator, general partner, limited partner, member, associate or manager of any corporation, partnership, limited partnership, limited liability company, joint venture, trust or other enterprise; and

(Q) Have and exercise all powers necessary or convenient to effect its purposes.

ARTICLE X. - MANAGEMENT BY MEMBERS

(A) The management of the Limited Liability Company shall be vested in its Members in proportion to their contributions to the capital of the Limited Liability Company, as adjusted from time to time to properly reflect any additional contributions or withdrawals by the Members.

(B) The name and address of the Members are: Frank W. Marek and Gloria Marek, P.O. Box 328, El Campo, Wharton County, Texas 77437 and Russell R. Marek, 1311 Donna Street, El Campo, Wharton County, Texas 77437

ARTICLE XI. - ORGANIZER

The name and address of the organizer is: Edmund A. Weinheimer, Jr., of 2101 North Mechanic, El Campo, Wharton County, Texas 77437.

ARTICLE XII. - MEETINGS OF MEMBERS

(A) Meetings of Members may be held at such place, either within or without this state, as may be stated in or fixed in accordance with the Regulations. If no other place is stated or so fixed, all meetings shall be held at the registered office of the Limited Liability Company.

(B) An annual meeting of the Members shall be held at such time as may be stated or fixed in accordance with the Regulations. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the Limited Liability Company.

(C) Special meetings of the Members may be called by any Manager or Manager(s), by not less than one-tenth of all the Members entitled to vote at the meeting, or by such other persons as may be provided in the Regulations.

(D) (1) Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called shall be delivered not less than ten days nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of any Manager or person calling the meeting to each Member of record entitled to vote at such meeting.

(2) Notice to Members, if mailed, shall be deemed delivered as to any Member when deposited in the United States mail, addressed to the Member, with postage prepaid, but, if three successive letters mailed to the last-known address of any Member are returned as undeliverable, no further notices to such Member shall be necessary until another address for such Member is made known to the Limited Liability Company.

(3) When a meeting is adjourned to another time or place, unless the Regulations otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Limited Liability Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting.

(E) When any notice is required to be given to any Member of a company under the provisions of this Article or under the provisions of the Articles of Organization or the Regulations of the Limited Liability Company, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

(F) By attending a meeting, a Member:

(1) Waives objection to lack of notice or defective notice of such meeting unless the Member, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting;

(2) Waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the Member objects to considering the matter when it is presented.

ARTICLE XIII. - Voting.

(A) Subject to the provisions of this Article which require majority or unanimous consent, vote, or agreement of the Members, the Regulations may grant to all or a specified group of the Members the right to consent, vote or agree, on a per capita or other basis, upon any matter.

(B) Unless the Regulations provide otherwise, any Member may vote in person or by proxy.

(C) Unless otherwise provided in the Regulations, a majority of the Members entitled to vote shall constitute a quorum at the meeting of Members. If a quorum is present, the affirmative vote of the majority of the Members represented at the meeting and entitled to vote on the subject matter shall be the act of the Members, unless the vote of a greater proportion or number or voting by classes is required by this Article, the Articles of Organization, or the Regulations. If a quorum is not represented at any meeting of the Members, such meeting may be adjourned for a period not to exceed sixty (60) days at any one adjournment.

ARTICLE XIV. - ACTION BY MEMBERS WITHOUT A MEETING

(A) Unless the Regulations provides otherwise, action required or permitted by this Article to be taken at a Members’ meeting may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote. Action taken under this subsection (1) is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date.

(B) Written consent of the Members entitled to vote has the same force and effect as a unanimous vote of such Members and may be stated as such in any document.

ARTICLE XV. - DISSOLUTION.

(A) The Limited Liability Company shall be dissolved upon the occurrence of any of the following events:

(1) When the period fixed for the duration of the Limited Liability Company expires.

(2) On the occurrence of events specified in the Articles of Organization or Regulations to cause dissolution.

(3) Written consent of all Members to dissolution.

(4) Except as otherwise provided in the Regulations, upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a Member, or the occurrence of any other event which terminates the continued membership of a Member in the Limited Liability Company, unless there is at least one remaining Member and the business of the Limited Liability Company is continued by the consent of the number of Members or class thereof stated in the Articles of Organization or Regulations of the Limited Liability Company or if not so stated, by all remaining Members.

(5) Entry of a decree of judicial dissolution.

ARTICLE XVI. - WINDING UP.

(A) On the winding up of a Limited Liability Company, its assets shall be paid or transferred as follows:

(1) To the extent otherwise permitted by law, to creditors, including Members who are creditors in satisfaction of liabilities (other than for distributions) of the Limited Liability Company, whether by payment or by establishment of reserves;

(2) Unless otherwise provided by the Regulations, to Members and former Members in satisfaction of the Limited Liability Company’s liability for distributions; and

(3) Unless otherwise provided by the Regulations, to Members in the manner provided in Article 22.

(B) As soon as possible following the occurrence of any of the events specified in this section effecting the dissolution of the Limited Liability Company, the Limited Liability Company shall execute a statement of intent to dissolve in such form as shall be prescribed by the Secretary of State. The statement of intent to dissolve shall be executed by a Manager of the Limited Liability Company.

ARTICLE XVII. - LIABILITY.

(A) A Member is liable to the Limited Liability Company:

(1) For the difference between the amount of the Member’s contributions to capital which have been actually made and the amount which is stated in the Articles of Organization or other contract as having been made; and

(2) For any unpaid contribution to capital which the Member, in the Articles of Organization or other contract, agreed to make in the future at the time and on the conditions stated in the Articles of Organization or other contract.

(B) A Member holds as trustee for the Limited Liability Company:

(1) Specific property which is stated in the Articles of Organization or other contract as having been contributed by such Member, but which property was not contributed or which property has been wrongfully or erroneously returned; and

(2) Money or other property wrongfully paid or conveyed to such Member on account of the Member’s contribution.

(C) The liabilities of a Member as set out in this section may be waived or compromised only by the consent of all Members, but a waiver or compromise shall not affect the right of a creditor of the Limited Liability Company who extended credit or whose claim arose after the filing and before a cancellation or amendment of the Articles of Organization or other contract to enforce such liabilities.

(D) When a contributor has rightfully received the return in whole or in part of the capital of the Member’s contribution, the contributor is still liable to the Limited Liability Company for any sum, not in excess of the return with interest, necessary to discharge its liability to all creditors of the Limited Liability Company who extended credit or whose claims arose before such return.

ARTICLE XVIII. - DEBTS, LIABILITIES AND OTHER OBLIGATIONS.

Debts, liabilities and other obligations may be contracted for or incurred on behalf of a Limited Liability Company, by any Member or Members, if management of the Limited Liability Company is retained by the Members.

ARTICLE XIX. - NO LIABILITY FOR DEBTS, OBLIGATIONS OR LIABILITIES.

Neither the Members of the Limited Liability Company nor the Manager(s) or Officers of the Limited Liability Company are liable for debts, obligations or liabilities of the Limited Liability Company.

ARTICLE XX. - DISTRIBUTIONS.

Distributions of cash or other assets of a Limited Liability Company shall be made to the Members in the manner provided by the Regulations. If the Regulations do not otherwise provide, distributions shall be made on the basis of the agreed value, as stated in the records required to be kept under Section 2.22 of the Texas Limited Liability Company Act of the contributions made by each Member.

ARTICLE XXI. - INTERIM DISTRIBUTIONS.

Except as otherwise provided by this Article, a Member is entitled to receive distributions from a Limited Liability Company before the Member’s withdrawal from the Limited Liability Company and before the winding up of the Limited Liability Company to the extent and at the times or on the occurrence of the events specified in the Regulations.

ARTICLE XXII. - PRIORITY OF

DISTRIBUTIONS UPON DISSOLUTION.

(A) In settling accounts after dissolution, the liabilities of the Limited Liability Company shall be entitled to payment in the following order of priority:

(1) Those liabilities to creditors, in the order of priority as provided by law, except those liabilities to Members of the Limited Liability Company on account of their contributions;

(2) Those liabilities to Members of the Limited Liability Company in respect of their shares of the profits and other compensation by way of income on their contributions; and

(3) Those liabilities to Members of the Limited Liability Company in respect of their contributions to capital.

(B) Subject to any statement in the Regulations, Members shall share in the Limited Liability Company assets in respect to their claims for capital and in respect to their claims for profits or for compensation by way of income of their contributions, respectively, in proportion to the respective amounts of the claims.

IN WITNESS WHEREOF, these Articles of Organization have been executed by these Organizers on this 1st day of April, 2002.

/s/ Edmund A. Weinheimer, Jr.
Edmund A. Weinheimer, Jr., Organizer

FILED In the Office of the Secretary of State of Texas OCT 07 2014 Corporations Section

STATE OF TEXAS

CERTIFICATE OF MERGER

of

M & M GRAVEL SALES, INC.

a Texas corporation

and

FRANK W. MAREK TRUCKING, INC.

a Texas corporation

and

MAREK PROPERTY INTEREST, INC.

a Texas corporation

with and into

COLORADO COUNTY SAND & GRAVEL CO., L.L.C.

a Texas limited liability company,

Parties to the Merger

Pursuant to Chapter 10 of the Texas Business Organization Code, and the title applicable to each domestic entity identified below, the undersigned parties submit this certificate of merger.

The name, organizational form, state of incorporation or organization, and file number, if any, issued by the Secretary of State for each organization that is a party to the merger are as follows:

Party 1:	Colorado County Sand & Gravel Co., L.L.C. The organization is a limited liability company organized under the laws of the State of Texas, and the file number issued by the Texas Secretary of State is 800075580. Its principal place of business is 7555 FM 762 Richmond, Texas, 77469. The organization will survive the merger.

Party 2:	Frank W. Marek Trucking, Inc. The organization is a corporation organized under the laws of the State of Texas, and the file number issued by the Texas Secretary of State is 0042056500. Its principal place of business is 7555 FM 762 Richmond, Texas, 77469. The organization will not survive the merger.

Party 3:	Marek Property Interest, Inc. The organization is a corporation organized under the laws of the State of Texas, and the file number issued by the Texas Secretary of State is 0100204700. Its principal place of business is 7555 FM 762 Richmond, Texas, 77469. The organization will not survive the merger.

Party 2:	M & M Gravel Sales, Inc. The organization is a corporation organized under the laws of the State of Texas, and the file number issued by the Texas Secretary of State is 0077491500. Its principal place of business is 7555 FM 762 Richmond, Texas, 77469. The organization will not survive the merger.

Agreement and Plan of Merger

In lieu of providing the Agreement and Plan of Merger, each domestic filing entity certifies that:

1. A signed Agreement and Plan of Merger is on file at the principal place of business of Colorado County Sand & Gravel Co., L.L.C., 7555 FM 762 Richmond, Texas, 77469.

2. On written request, a copy of the Agreement and Plan of Merger will be furnished without cost by each surviving, acquiring or new domestic entity or non-code organization to any owner or member of any domestic entity that is a party to or created by the Agreement and Plan of Merger and, if the certificate of merger identifies multiple surviving domestic entities or non-code organizations, to any creditor or oblige of the parties to the merger at the time of the merger if a liability or obligation is then outstanding.

3. The plan of merger effected changes or amendments to the certificate of formation of Colorado County Sand & Gravel Co., L.L.C. The changes or amendments to the filing entity’s certificate of formation are as follows: (i) every provision of the Company’s former certificate of formation except those required by the Texas Business Organizations Code is eliminated, (ii) the name and address of the registered agent of the Company are updated, and (iii) the name and address of the member of the Company are updated.

4. No new organizations are being created by this merger.

Approval of the Agreement and Plan of Merger

The Agreement and Plan of Merger has been approved as required by the laws of the jurisdiction of formation of each organization that is a party to the merger and by the governing documents of those organizations.

Effectiveness of Filing

This document becomes effective when the document is accepted and filed by the secretary of state.

Tax Certificate

In lieu of providing the tax certificate, Colorado County Sand & Gravel Co., L.L.C. will be liable for the payment of the required franchise taxes.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Business Organizations Code, or other law applicable to and governing the merging entity, to execute the filing instrument.

Date: October 3, 2014

COLORADO COUNTY SAND & GRAVEL CO., LLC

By: Summit Materials Corporations I, Inc., its sole member

By:	/s/ Anne Benedict
Name: Anne Benedict
Title: Secretary

FRANK W. MAREK TRUCKING, INC.

By:	/s/ Anne Benedict
Name: Anne Benedict
Title: Secretary

MAREK PROPERTY INTEREST, INC.

By:	/s/ Anne Benedict
Name: Anne Benedict
Title: Secretary

M&M GRAVEL SALES, INC.

By:	/s/ Anne Benedict
Name: Anne Benedict
Title: Secretary

FILED In the Office of the Secretary of State of Texas OCT 13 2014 Corporations Section

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

COLORADO COUNTY SAND & GRAVEL CO., L.L.C.

a Texas limited liability company

COLORADO COUNTY SAND & GRAVEL CO., L.L.C., a Texas limited liability company (the “Company”), hereby certifies as follows:

1. The name of the Company is Colorado County Sand & Gravel Co., L.L.C. The Company is a Texas limited liability company, the date of filing of its original certificate of formation with the Secretary of State of the State of Texas was April 10, 2012, and the file number issued to the filing entity by the Secretary of State of the State of Texas is 800075580.

2. This Amended and Restated Certificate of Formation amends and restates in its entirety the Certificate of Formation of the Company as currently in effect. Each new amendment has been made in accordance with the provisions of the Texas Business Organizations Code. The amendments to the Company’s original certificate of formation and any restated certificate of formation effected by this Amended and Restated Certificate of Formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

3. This Amended and Restated Certificate of Formation accurately states the text of the certificate of formation being restated and each amendment to the certificate of formation being restated that is in effect and as further amended by this Amended and Restated Certificate of Formation. This Amended and Restated Certificate of Formation does not contain any other change in the certificate of formation being restated except for the information permitted to be omitted by the provisions of the Texas Business Organizations Code applicable to the filing entity.

4. This Amended and Restated Certificate of Formation becomes effective when the document is filed with the Secretary of State.

5. The text of the Certificate of Formation as currently in effect is hereby amended and restated to read in its entirety as set forth in full herein:

6. The filing entity is a limited liability company. The name of the company is Colorado County Sand & Gravel Co., L.L.C.

7. The Company is organized for the purpose of transacting any and all lawful business for which limited liability companies may be organized under the Texas Business Organizations Code.

8. The address of the registered office of the Company is Corporation Service Company and the name of the registered agent of the Company at that address is 211 E. 7th Street, Suite 620, Austin, TX 78701.

9. The Company will not have managers. The Company will be governed by its members, and the name and address of the sole member is as follows:

Summit Materials Corporations I, Inc.

1550 Wynkoop, 3rd Floor

Denver, Colorado 80202

[Signature Page Follows]

The undersigned affirms that the person designated as registered agent in the Amended and Restated Certificate of Formation has consented to the appointment. The undersigned signs this document subject to penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the Company to execute this Amended and Restated Certificate of Formation.

Executed on October 7, 2014.

COLORADO COUNTY SAND & GRAVEL CO., LLC

By: Summit Materials Corporations I, Inc.

By:	/s/ Michael Brady
Name: Michael Brady
Title: President